UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2019

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UMH Properties, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	001-12690	22-1890929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Juniper Business Plaza, Suite 3-C 3499 Route 9 North Freehold, New Jersey (Address of principal executive offices)	07728 (Zip Code)

Registrant's telephone number, including area code:	(732) 577-9997

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 FD Disclosure.

Closing of Sale of Series C Preferred Stock

On April 29, 2019, UMH Properties, Inc. (the “Company”) issued a press release announcing the closing of its sale of 4,000,000 shares of its 6.75% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”), in its previously announced underwritten public offering at an offering price of $25.00 per share. The closing included 400,000 shares of Series C Preferred Stock that were purchased by the underwriters pursuant to the exercise in full of their overallotment option.

The Series C Preferred Stock is listed on The New York Stock Exchange under the symbol "UMH PRC."

A copy of the Company’s press release regarding the closing of the offering is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated April 29, 2019.

  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2019	UMH PROPERTIES, INC.

	By:	/s/ Anna T. Chew
Name: Anna T. Chew
Title: Vice President, Chief Financial Officer and Treasurer

Exhibit Index

99.1	Press Release, dated April 29, 2019.